NINETEENTH AMENDMENT

TO

GENERAL AGENT SALES AGREEMENT

This NINETEENTH AMENDMENT TO GENERAL AGENT SALES AGREEMENT, dated as of January 1, 2020, is by and between AXA EQUITABLE LIFE INSURANCE COMPANY, a New York life insurance company, formerly known as The Equitable Life Assurance Society of the United States, a New York stock life insurance company, having offices at 1290 Avenue of the Americas, New York, New York 10104 (“AXA Equitable”), and AXA NETWORK, LLC, a Delaware limited liability company having offices at 1290 Avenue of the Americas, New York, New York 10104 (‘“General Agent”).

AXA Equitable and the General Agent hereby modify and amend the General Agent Sales Agreement, dated as of January 1, 2000, between AXA Equitable and General Agent (as previously amended, the “Sales Agreement”) to amend and restate Schedule 1 of Exhibit A of the Sales Agreement to reflect: (i) the replacement of the Incentive Life Optimizer® III, Incentive Life Legacy® III, Survivorship Incentive Life Legacy, and Corporate Owned Incentive Life products with the VUL OptimizerSM Series 160, VUL Legacy Series 160, VUL Survivorship Series 160, and COIL Institutional Series 160 products, respectively; and (ii) additional clean-up revisions to more accurately reflect the marketing names of the current product suite.

Except as modified and amended hereby, the Sales Agreement is in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Nineteenth Amendment to General Agent Sales Agreement to be duly executed and delivered as of the day and year first above written.

AXA EQUITABLE LIFE INSURANCE	AXA NETWORK, LLC
COMPANY

684804	1

EXHIBIT A

AMENDED AND RESTATED SCHEDULE 1

EFFECTIVE AS OF JANUARY 1, 2020

General Agent Compensation for Life Insurance Sales and Servicing

This Amended and Restated Schedule 1 of Exhibit A is effective as of January 1, 2020 and is attached to and made part of the General Agent Sales Agreement dated January 1, 2000 by and between AXA Equitable Life Insurance Company and AXA Network, EEC.

Compensation to the General Agent in connection with the sale and servicing of life insurance policies will be calculated on a policy by policy basis. Compensation paid hereunder will be allocated to commissions and expense allowances as the parties may from time to time agree consistent with the provisions of Section 4228 of the New York State Insurance Law. Total compensation to the General Agent in respect of the sale and servicing of each life insurance policy will be a percentage of the premiums received by AXA Equitable and, where applicable, fund-based basis points, in respect of such policy as more particularly set forth in the following tables:

Compensation on Variable Life Insurance Products other than COLI 04, VUE (PHI Code: 6550), Incentive Life Legacy® II and III, VUL LegacySM Series 160, Incentive Life Optimizer® II and III, VUL OptimizerSM Series 160, Survivorship Incentive Life LegacySM, VUL Survivorship Series 160, Corporate Owned Incentive Life®, and COIL Institutional Series 160:

Type of Premium	Percentage
First Policy Year

Qualifying First Year Premiums up to Target	99.0%
Excess Premiums	8.5%

Renewals	11.0%

Compensation on COLI ‘04

Type of Premium	Percentage
First Policy Year

Qualifying First Year Premiums up to Target	50.0%
Excess Premiums	8.5%

Renewals	11.0%

684804	2

Exhibit A

Amended and Restated Schedule 1

Effective as of January 1, 2020

Compensation on VUL (PHI Code: 6550)

Type of Premium	Percentage
First Policy Year

Qualifying First Year Premiums up to Target	40.0%
Excess Premiums	0.0%

Renewals	11.0%

Compensation on renewals and 2014 and later sales of Incentive Life Legacy® II and III, VUL LegacySM Series 160, Incentive Life Optimizer® II, Survivorship Incentive Life LegacySM, VUL Survivorship Series 160, and Corporate Owned Incentive Life®:

Type of Premium	Percentage
First Policy Year

Qualifying First Year Premiums up to Target	99.0%
Excess Premiums	8.5%

Renewals for Incentive Life Legacy® II and III, VUL
LegacySM Series 160 and Incentive Life Optimizer® II
Policy Years 2-5	5.8%
Policy Years 6-10	3.8%
Policy Years 11 et seq.	2.5%

Renewals for Survivorship Incentive Life LegacySM and
VUL Survivorship Series 160
Policy Years 2-5	7.0%
Policy Years 6-10	5.0%
Policy Years 11 et seq.	3.3%

Renewals for Corporate Owned Incentive Life®
Policy Years 2-4	10.0%
Policy Years 5-7	7.5%
Policy Years 8-10	3.5%
Policy Years 11-15	3.0%
Policy Years 16 et seq.	2.0%

684804	3

Exhibit A

Amended and Restated Schedule 1

Effective as of January 1, 2020

Compensation on Non-Variable Life Insurance Products other than Simplified Issue Term, Term Series 15IX, 156, and 160, BrightLife® Term Series 157, and IUL Protect and BrightLife® IUL and SIUL Series:

Type of Premium	Percentage
First Policy Year
Scheduled Premiums
One Year Term Life (including all Term One and BrightLife Term One Series)	10% (5% for issue ages 80 and above)
Other non-variable life insurance products	99.0%

Qualifying First Year Premiums up to Target	99.0%
Excess Premiums	8.5%

Renewals – Policy Years 2-5	8.0%

Renewals – Policy Years 6 et seq.
All Athena UL and Indexed UL Series	3.0%
AXA Equitable Universal Life products	3.0%
AXA Equitable Interest Sensitive Whole Life	3.0%
Other non-variable life insurance products	8.0%

Compensation on renewals and 2014 and later sales of Term Series 15IX and 156

Type of Premium	Percentage
First Policy Year	99.0%

Renewals – Policy Years 2-5
Term 10SM	7.0%
Term 15SM	10.5%
Term 20SM	14.25%
ARTSM	7.65%

Renewals – Policy Years 6-10
Term 10SM	0.0%
Term 15SM	1.0%
Term 20SM	1.0%
ARTSM	3.15%

684804	4

Exhibit A

Amended and Restated Schedule 1

Effective as of January 1, 2020

Compensation on renewals and 2014 and later sales of Simplified Issue Term

Type of Premium	Percentage
First Policy Year	99.0%

Renewals – Policy Years 2-5
Term 10SM	0.25%
Term 15SM	0.25%
Term 20SM	0.25%

Compensation on IUL Protect and BrightLife® IUL and SIUL Series:

Type of Premium	Percentage
First Policy Year
Qualifying First Year Premiums up to Target	99.0%
Excess Premiums	8.5%

Renewals
Policy Years 2-5	5.0%
Policy Years 6-10	3.0%
Policy Years 11 et seq.
BrightLife® Protect and IUL Protect	1.0%
BrightLife® Grow	2.0%

Compensation on Incentive Life Optimizer® III and VUL OptimizerSM Series 160:

Type of Premium	Percentage
Heaped Compensation
First Policy Year
Qualifying First Year Premiums up to Target	99.0%
Excess Premiums	8.5%

Renewals
Policy Years 2-5	5.8%
Policy Years 6-10	3.8%
Policy Years 11 et seq.	2.5%

Asset Based Commissions on Unloaned Account Value	10 bps
Policy Years 11 et seq.

684804	5

Exhibit A

Amended and Restated Schedule 1

Effective as of January 1, 2020

Semi-Heaped Compensation
First Policy Year
Qualifying First Year Premiums up to Target	58.7%
Excess Premiums	8.5%

Renewals
Policy Years 2-5, up to Target	15.0%
Policy Years 2-5, Excess Premiums	7.0%
Policy Years 6-7, up to Target	13.0%
Policy Years 6-7, Excess Premiums	5.0%
Policy Years 8-10	2.0%
Policy Years 11 et seq.	1.5%

Asset Based Commissions on Unloaned Account Value
Policy Years 8 et seq.	30 bps

Liquidity Rider (only applies to Incentive Life Optimizer® III, not VUL Optimizer Series 160)
First Policy Year
Qualifying First Year Premiums up to Target	36.7%
Excess Premiums	8.5%

Renewals
Policy Years 2-5, up to Target	8.0%
Policy Years 2-5, Excess Premiums	7.0%
Policy Years 6-7, up to Target	6.0%
Policy Years 6-7, Excess Premiums	5.0%
Policy Years 8-10	2.0%
Policy Years 11 et seq.	1.5%

Asset Based Commissions on Unloaned Account Value	30 bps
Policy Years 8 et seq.

Compensation on COIL Institutional Series 160:

Type of Premium
First Policy Year
Qualifying First Year Premiums up to Target	99.0%
Excess Premiums	6.0%

Renewals
Policy Years 2-4, up to Target	8.6%
Policy Years 2-4, Excess Premiums	4.75%

684804	6

Exhibit A

Amended and Restated Schedule 1

Effective as of January 1, 2020

Policy Years 5-7, up to Target	6.2%
Policy Years 5-7, Excess Premiums	3.75%
Policy Years 8-10, up to Target	3.45%
Policy Years 8-10, Excess Premiums	2.75%
Policy Years 11-15, up to Target	2.25%
Policy Years 11-15, Excess Premiums	1.2%
Policy Years 16 et seq., up to Target	1.2%
Policy Years 16 et seq., Excess Premiums	0.5%

Asset Based Commissions on Account Value
Policy Years 2-10	15 bps
Policy Years 11 -20	10 bps
Policy Years 21 et seq.	5 bps

Compensation on BrightLife® Term Series 157 and Term Series 160

Type of Premium	Percentage
First Policy Year	99.0%

Renewals – Policy Years 2-5
Term 10	6.5%
Term 15	9.0%
Term 20	11.75%
ART	5.15%

Renewals – Policy Years 6-10
ART	3.15%

684804	7